SERVICES AGREEMENT

This Agreement is made as of the 6th day of  April, 2005 between: (1) Fidelity Brokerage Services LLC (“FBS”) and National Financial Services LLC (“NFS”) (together “Fidelity”) and (2) Pacific Advisors Funds / Pacific Global Fund Distributors, Inc. (“Fund/Agent”).

Recitals

A.                Fund/Agent is either (i) an open-end investment company with one or more series or classes of shares (each such series or class of shares a “Fund”), (ii), the principal underwriter or distributor for the Funds, or (iii) the transfer agent for the Funds.

B.                 Fund/Agent wishes to have Fidelity provide to Fund/Agent or on its behalf certain administrative services with respect to beneficial owners of shares (“Shareholder(s)”) of such Funds which Fidelity has made available to Shareholders through securities brokerage accounts carried by NFS on behalf of FBS or correspondents of NFS (“Correspondents”).

C.                  Fidelity agrees to provide such services in accordance with the terms and conditions set forth herein.

D.                Fidelity acts as broker for its customers to effect the purchase, redemption or exchange of shares of investment companies.

AGREEMENT

Therefore, in consideration of the mutual promises set forth herein, the parties agree as follows:

I.              Shareholder Services

A.            Shareholder Account Set-up and Maintenance

NFS shall maintain and provide to FBS and Correspondents adequate facilities and procedures to: (1) establish and maintain Fund investments on behalf of Shareholders within a consolidated brokerage account(s) on the Fidelity transaction processing and recordkeeping system, and (2) access Shareholders’ current Fund information including, but not lim!ted to, share balances, dividend information and transaction history.

B.            Shareholder Assistance

NFS shall make available to Correspondents any information maintained by NFS as may be necessary for Correspondents to support and resolve Shareholder servicing inquiries. NFS personnel will assist Correspondents in the investigation of Shareholder inquiries when necessary. FBS will support Shareholder service inquiries from Shareholders who maintain brokerage accounts with FBS.

C.            Transaction Processing and Settlement

The Fidelity transaction processing system shall enable Shareholders to purchase, redeem and exchange shares of Funds available through Fidelity. NFS shall facilitate settlement with each

Fund of Shareholder transactions in such Fund insofar as such transactions are transmitted to NFS by FBS or Correspondents on behalf of Shareholders.

Fund/Agent agrees that it shall make arrangements for all transactions processed pursuant to this Agreement to be processed through the National Securities Clearing Corporation (“NSCC”) Fund/SERV system. Unless stated otherwise in an amendment to this Agreement, orders received by Fidelity before the Close of Trading on any day that the NYSE is open for business (“Business Day”) will receive that Business Day’s next applicable price. Any order received by Fidelity after the Close of Trading on any Business Day shall be treated as if received on the next Business Day.

If Fund/Agent desires that NFS serve as limited agent for the purpose of accepting orders for the purchase, exchange and redemption of shares of the Funds (“Shares”) by certain employee benefit plans (“Plans”) or other entities, the terms governing such arrangement shall be such as set forth on an amendment to this Agreement (Exhibit C).

In order for Fidelity to begin transaction processing, Fund/Agent must make a representation of participation with the NSCC. Refer to the terms of the Bilateral NSCC Agreement (Exhibit D).

D.            Shareholder Account Statement Preparation and Distribution

With respect to each Shareholder holding Fund investments through Fidelity, Fidelity shall deliver or cause to be delivered statements, in written or electronic format, to such Shareholder at least quarterly. Statements will include transaction details for the statement period for each Fund in which shares were purchased, redeemed or exchanged, and a summary of the number of Fund shares owned and share value thereof as of the statement date to the extent such value is provided by the Fund.

E.             Confirmation Preparation and Distribution

NFS shall generate a written confirmation for each purchase, redemption and exchange transaction affecting each Shareholder’s Fund investments held through NFS to the extent such confirmation is required by federal security laws, and such confirmation shall be distributed to Shareholders in written or electronic format through or on behalf of FBS or Correspondents.

F.             Payment of Fund Distributions

NFS shall distribute to Shareholders all dividend, capital gain or other payments authorized by the Fund and distributed to and received by NFS, and such distributions shall be credited to Shareholders in accordance with the instructions provided by each Shareholder, including, but not limited to, dividend reinvestment into the Fund or cash payments of distributions.

G.            Prospectus Fulfillment

Subsequent to any Shareholder’s acquisition of Shares by purchase or exchange, FBS or such Correspondent shall provide to such Shareholder, in written or electronic form, a confirming prospectus for such Fund to the extent such prospectus is required by federal security laws with respect to such acquisition and is provided by the Fund to Fidelity or its designee.

Fund/Agent acknowledges and agrees that Fidelity is not responsible for: (i) the compliance of any prospectus or supplement thereto, annual report, proxy statement or item of advertising or marketing material of or relating to any Fund, with any applicable laws, rules or regulations; (ii) the registration or qualification of any shares of any Fund under any federal or applicable state laws; or (Hi) the compliance by any Fund or Fund/Agent or any “affiliated person” (as that term is defined in the rules under the Investment Company Act of 1940, as amended), with any applicable federal or state law, rule, or regulation or the rules and regulations of any self-regulatory organization with jurisdiction over such Fund, Fund/Agent or affiliated person.

H.            Account Level Tax Reporting

NFS shall provide to Shareholders through FBS or Correspondent such reports and information as may be required by the then-prevailing laws and regulations under the Internal Revenue Code for non-retirement accounts and qualified and non-qualified retirement plan accounts.

II.            Representations and Warranties

A. Fund/Agent represents and warrants that:

(1)           it has the requisite authority to enter into this Agreement on its own behalf and on behalf of the Fund(s);

(2)           it is in material conformity with all federal or state laws, rules or regulations or the rules and regulations of any self-regulatory organization to which the Funds or their agents are subject;

(3)           all sales charges detailed in the Fund(s) prospectus are not excessive as defined by NASD Rule 2830; and

(4)           the payment to NFS of any fees pursuant hereto:

(a)                                has been duly authorized by the Fund(s), the Board of Trustees of the Fund(s), or any other persons to the extent such authorization is required to properly make such payment;

(b)                               is properly disclosed in the relevant Fund prospectus to the extent such disclosure may be required; and

(c)                                is in conformity with all federal or state laws, rules or regulations or the rules and regulations of any self-regulatory organization to which the Funds or their agents are subject.

B.            FBS and NFS each represent and warrant that:

(1)           it is a Limited Liability Corporation duly organized under the laws of the State of Delaware and is duly registered and/or qualified as a broker/dealer with the SEC, NASD and in every state or territory of the United States of America (including the District of Columbia) where such registration or qualification is required and has the requisite authority to enter into this Agreement and to carry out the services contemplated herein;

(2)           the execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligations of FBS and NFS;

(3)           it is in material conformity with all federal, state and industry laws or regulations to which it is subject;

(4)           it has established an anti-money laundering compliance program, and that its implementation of the program complies in all material respects with applicable law; and

(5)           it has adopted policies and practices related to the protection of non-public personal information pursuant to SEC Regulation S-P. These policies and practices are designed to comply with Regulation S-P in all material respects, including, but not limited to, the obligation to provide appropriate administrative, technical and physical safeguards reasonably designed to (i) ensure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

C.            Each party hereto represents and warrants that it shall provide to the others such information or documentation necessary for such party to fulfill its obligations hereunder, such other information or documentation as any party may reasonably request, and that it shall comply with such operating policies and procedures as the parties may jointly adopt from time to time.

III.           Fees

A. DEFINITIONS. As used herein, these terms are defined as follows:

“No Transaction Fee Fund” shall mean any fund that is listed in the No Transaction Fee Program in Exhibit B, Section I and is subject to fees as described in subsections B, C, D and E in this Section III.

“Transaction Fee Fund” shall mean any fund that is listed in the Transaction Fee Program in Exhibit B, Section II and is subject to fees as described in subsections B, C and E in this Section III. When purchasing a Transaction Fee Fund, customers must pay a transaction fee to Fidelity or a sales charge to the Fund.

B.            Start up Fees

Fund/Agent shall pay to NFS a one-time start up fee (“Start Up Fee”) for Fidelity’s initial set up and preparation to support a new group or family of Funds. The amount of the Start Up Fee is set forth on Exhibit A and shall be due and payable to NFS the earlier of: (i) 30 days from the execution of this Agreement; or (ii) the availability of any such Fund to customers of Fidelity and Correspondents. The identity and description of each Fund which is subject to this Agreement shall be set forth in Exhibit B, as amended from time to time.

C.            CUSIP Fee

Fund/Agent shall pay to NFS a fee (“CUSIP Fee”) to add any Fund to Fide!ity’s computer system in order to make such Fund available to customers of Fidelity and Correspondents. The amount of the CUSIP Fee is set forth on Exhibit A, and shall be due and payable to NFS upon the earlier of: (i) the date such fund is identified on Exhibit B; or (ii) the availability of such Fund to customers of Fidelity or Correspondents.

D. Asset Based Fee for No Transaction Fee Fund Program

For the services provided by Fidelity hereunder, Fund/Agent shall pay to NFS a fee with respect to each Fund, which fee shall be based upon a percentage per annum of the average daily value of the aggregate number of Shares of the Fund held by NFS for the accounts of customers of FBS and Correspondents. Such fee shall be calculated and paid in accordance with Exhibit A hereto.

E. Maintenance Fee

Fund/Agent shall pay to NFS an annual maintenance fee (“Maintenance Fee”) with respect to certain Funds as set forth on Exhibit A.

As set forth in Exhibit A, fees described in this section III are subject to change. In the event of material changes to the scope of services provided hereunder, the parties agree to negotiate in good faith as to the appropriate amendment to the fees due NFS.

IV.           Indemnification

Fund/Agent shall indemnify and hold harmless Fidelity and each officer, employee and agent of Fidelity from and against any and all claims, demands, actions, losses, damages, liabilities, or costs, charges, counsel fees, and expenses of any nature (“Losses”) arising out of: (i) any inaccuracy or omission in any prospectus or supplement thereto, registration statement, annual report, or proxy statement of any Fund or Fund/Agent; (ii) any inaccuracy or omission in any advertising or promotional material provided to, reviewed by, or generated by any Fund or Fund/Agent~ (iii) any breach by Fund/Agent of any representation, warranty, covenant, or agreement contained in this Agreement. ~~Or (iv) any action taken or omitted to be taken by Fidelity pursuant to this Agreement, except to the extent such Losses result from Fidelity’s breach of this Agreement, willful misconduct, or gross negligence.~~ (see replacement sentence below)

NFS shall indemnify and hold harmless Fund/Agent and each officer, employee and agent of Fund/Agent from and against any and all claims, demands, actions, losses, damages, liabilities, or costs, charges, counsel fees, and expenses of any nature (“Losses”) arising out of: (i) NFS’ dissemination of information regarding Fund/Agent or Fund that contains any inaccuracies or omissions unless such information was provided to, reviewed by, or generated by Fund/Agent or any Fund; (ii) any breach by NFS of any representation, warranty, covenant, or agreement contained in this Agreement; and (iii ) any Losses resulting from NFS’ willful misconduct or gross negligence.

V.            Confidentiality

Each party acknowledges and understands that with respect to the activities described in this agreement any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development or customer information (“Proprietary Information”) shared by one party with the other is confidential and proprietary, constitutes trade secrets of the owner of such Proprietary Information, and is of great value and importance to the success of the owner’s business. The recipient of any such Proprietary Information agrees to use its best efforts (the same being not less than that employed to protect its own proprietary information) to safeguard any Proprietary Information received from the other party and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. The recipient of any such Proprietary Information shall not, without the prior written approval of any officer of the owner, directly or indirectly, disclose the Proprietary Information to any person or business entity except for a limited number of employees, attorneys, accountants and other advisors of the recipient on a need-to-know basis or as may be required by law or regulation. The recipient of any such Proprietary Information shall promptly notify the owner in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. The recipient of any such Proprietary Information shall be liable under this Agreement to the owner for any use or disclosure in violation of this Agreement by it or its employees, attorneys, accountants, or other advisors or agents.

Fund and Agent shall hold harmless Fidelity for any action taken or omitted to be taken by Fidelity except to the extent that Fund and Agent losses incurred resulted from Fidelity’s breach of this agreement, willful misconduct, or gross negligence.

The recipient of such Proprietary Information shall not have any obligations under this Section V with respect to any information that is: (i) already known to the recipient or its affiliates at the time of the receipt; (ii) publicly known at the time of the receipt; or (iii) independently developed by the recipient or its affiliates. This Section V shall continue in full force and effect notwithstanding the termination of this Agreement.

VI.           Effective Date, Duration and Termination

With respect to any Fund, this Agreement shall become effective upon the earlier of: (i) the date such Fund is identified on Exhibit B, as amended from time-to-time; or (ii) or the availability of any Fund to customers of Fidelity and/or Correspondents. The Fund/Agent represents that prior to the effective date, if the Fund or the Fund’s Board of Trustees requires any approval of this Agreement, such approval has been obtained. If the Fund or its Board of Trustees requires any periodic approval of this Agreement, such approval has been obtained. The Agreement shall continue in force for one year, thereafter, this Agreement shall remain in full force and effect for successive annual periods, unless earlier terminated.

This Agreement is terminable as to any Fund by any party upon 60 days written notice thereof to the other parties or upon default hereof provided that such default shall not terminate this Agreement to the extent the defaulting party has been notified of such default by the nondefaulting party and the defaulting party cures such default within 10 business days of notice of such default.

After the date of termination as to any Fund, no fee will be due with respect to any shares of such Fund that are first placed or purchased in Fidelity or Correspondent customer accounts after the date of such termination. However, notwithstanding any such termination, Fund/Agent will remain obligated to pay NFS the fee as to each share of such Fund that was considered in the calculation of the fee as of the date of such termination, for so long as such share is held in the Fidelity or Correspondent account. This Agreement, or any provision hereof, shall survive termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

VII.         Miscellaneous

A.            Customer Fees

i.      No Transaction Fee Fund Program (Exhibit B. Section I)

During the term of this Agreement, the parties acknowledge and agree that FBS reserves the right to collect trading activity fees from certain customers (including “Short-Term Traders,” as FBS may define that term) for certain special trading services and from other customers upon such other customers’ redemption of certain shares.

ii.     Transaction Fee Fund Program (Exhibit B. Section II)

During the term of this Agreement, Fidelity may assess against or collect from its brokerage customers any transaction fee upon the purchase, redemption or exchange of such Funds in its sole discretion.

B.            Suspension of Availability

Notwithstanding any other provision of this Agreement, Fidelity may suspend the availability of any Fund for purchases, redemptions or exchanges by shareholders for any reason, including but not limited to, court order or regulatory concerns.

C.            Custody

Fund/Agent acknowledges that Fund shares maintained by the Fund for Shareholders hereunder are held in custody for the exclusive benefit of customers of NFS or its Correspondents and shall be held free of any right, charge, security interest, lien or claim against NFS in favor of the Fund or its agents acting on behalf of the Fund. Accordingly, Fund/Agent must confirm such acknowledgment in Exhibit E.

D.            Use of Fidelity Name

Fund/Agent will not, nor will Fund/Agent cause or permit any Fund to, describe or refer to the name “Fidelity Investments” or any derivation thereof, or to FMR Corp. or any affiliate thereof, or to the services or relationship contemplated by this Agreement in any advertisement or promotional materials or activities without the prior written consent of an authorized officer of Fidelity, provided, however, that once Fidelity has authorized generic references of the availability of the Funds through Fidelity or its affiliates, said generic references shall not be subject to prior written consent.

E.             Non-exclusivity

Each party acknowledges that each other party, unless otherwise agreed to in writing, may enter into agreements similar to this Agreement with other parties for the performance of services similar to those provided under this Agreement.

F.             Force Majeure

Neither Fidelity nor its affiliates shall be liable to Fund/Agent or any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control.

G.            Arbitration

In the event of a dispute between Fidelity and Fund/Agent relating to or arising out of this Agreement or the relationship of the parties hereto, the parties will submit the matter to arbitration in accordance with this sub-section:

(a) Arbitration will be held in accordance with the rules and regulations of the NASD Code of Arbitration Procedure, except, (i) in the event that the NASD is unwilling to accept jurisdiction of the matter, such arbitration will be held in accordance with the rules and regulations of the American Arbitration Association under the Commercial Arbitration Procedures then in effect, and (ii) in the event that a non-party to this Agreement brings an arbitration against Fund/Agent or Fidelity reiating to or arising out of this Agreement, then the parties agree to arbitrate in whichever arbitration forum such arbitration is brought. In the event that (i) a non-party initiates a judicial proceeding against Fund/Agent or a Fund relating to, or arising out of, this Agreement, (ii) such claim cannot be compelled to arbitration, and (iii) either party asserts a claim against the other party in connection with such proceeding, then the parties agree to submit to the jurisdiction of the court in that judicial proceeding.

(b) If the arbitration is brought by one of the parties hereto, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the NASD Code of Arbitration Procedure or American Arbitration Association under the Commercial Arbitration Procedures then in effect, as appropriate. The arbitrators shall be attorneys specializing in securities law. Any award of the arbitrators will be limited to compensatory damages and will be conclusive and binding upon the parties. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

(c) Each party will bear its own expenses, including legal and accounting fees, if any, with respect to the arbitration. The arbitrator will designate the party to bear the expenses of the arbitration or the respective amounts of such expense to be borne by each party. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of the award.

(d) Nothing in this Section will prevent either party from resorting to judicial proceedings or otherwise for injunctive relief to prevent serious irreparable harm or injury to a party or to others

H.            Sales Charge Reductions

Sales charges of the Fund may be subject to reductions under a variety of circumstances as described by the Fund in the Fund Family Form. To implement these reductions, the Fund/Agent hereby agrees to assist Fidelity to ensure that Shareholders receive the correct sales charges on their purchases.

I.              Notices

All notices and communications required or permitted by this Agreement shall be in writing and delivered personally or sent by first class mail unless otherwise agreed. All such notices and other communications shall be made:

if to Fidelity, to:	Fidelity Investments 82 Devonshire Street, R6A Boston, MA 02109 Attn: James A. Rice

if to Fund/Agent, to:	Pacific Global Fund Distributors 206 N. Jackson Street. Suite 301 Glendale. CA 91206 Attn: Araceli Olea

                J.             Amendments

This Agreement and any Exhibits other than Exhibit A, hereto may be amended only upon the written agreement of the parties in an amendment to the existing Agreement and Exhibits.

K.            Entire Agreement

This Agreement, including any Amendments and Exhibits hereto, contains the entire agreement of the parties as to the subject matter hereof and supersedes any prior agreements, written or oral.

L.            Non-Assignability / Choice of Laws

This Agreement may not be transferred or assigned by either Fund/Agent or Fidelity, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

M.           Severability

Every provision in the Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder hereof.

N.            Counterparts Permitted

The Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

O.            Dealer Agreement Waiver

By signing this Agreement, Fund/Agent verifies that Fund/Agent does not require an executed Dealer Agreement from NFS. In lieu of a Dealer Agreement, Fund/Agent has executed this Agreement with NFS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written below.

Pacific Global Fund Distributors, Inc.

Fund/Agent

By:	/s/ Barbara A. Kelley
Name:	Barbara A. Kelley
Title:	Treasurer
Date:	4/13/05

Fidelity Brokerage Services LLC

Member NYSE, SIPC

By:	/s/ Paul Riley
Name:	Paul Riley
Title:	Vice President
Date:	5/16/05

National Financial Services LLC

Member NYSE, SIPC

By:	/s/ Timothy Maisonet
Name:	Timothy Maisonet
Title:	Vice President
Date:	5/23/05

EXHIBIT A

FEE SCHEDULE

1.               Start Up Fee: $10,000.00 (includes the addition of one CUSIP)

2.               CUSIP Addition Fee: $2,000.00 at initiation of Agreement. $4,000 going forward per CUSIP not already available on Fidelity’s computer system as of the execution date of this Services Agreement

3.               Asset Based Fee:

(a) For the services provided by Fidelity hereunder, Fund/Agent shall pay to NFS a fee with respect to each Fund, calculated daily and paid monthly in arrears, equai to 0.35 percent per annum of the daily market value of the total number of shares of such Fund held in accounts at NFS (determined by multiplying the number of such shares times the publicly-reported net asset value of each share), excluding the value of (i) shares held in a brokerage account prior to the effective date of the Agreement as to the Fund issuing such shares (“Pre-Participating Assets”), and (ii) shares first placed or purchased in a brokerage account after the termination of the Agreement as to the Fund/Agent issuing such shares. The total number of shares of all Funds’ with respect to which a fee will be due to Fidelity hereunder shall be referred to in this Exhibit A as “Participating Assets”.

(b) Subsequent to each month-end, NFS shall send to Fund/Agent a statement of the market value of shares of the Fund for which the fee is calculated for the preceding month, together with a statement of the amount of such fee. In the calculation of such fee, NFS’ records shall govern unless Fund/Agent can demonstrate that the number of shares or Fund price(s) used in such calculation is inaccurate.

(c) Fund/Agent shall pay to NFS such fee within 30 days after Fund/Agent’s receipt of such statement. Such payment shall be by wire transfer or other form acceptable to NFS and shall be separate from payments related to redemption proceeds and distributions.

4.             Maintenance Fees:

(a) For each Fund which participates in the NSCC Fund/SERV networking level 3 system Fund/Agent shall pay to NFS an annual fee of $6.00 for each separate Fund position held in any customer account of Fidelity or Correspondent which fee shall be payable quarterly in arrears at a rate of $1.50 per Fund position; or

(b) Each Fund which does not participate in the NSCC Fund/SERV networking level 3 system will be subject to a per Fund annual fee based on December brokerage month-end assets in accordance with the following schedule:

Fund Assets	Annual Fee

less than $2.5 million	$4,500.00
$2.5 million - $5.0 million	$3,000.00
greater than $5.0 million	-0-

The annual Maintenance Fee for a Fund not participating in the NSCC Fund/SERV networking level 3 shall be waived if such Fund has been included on Exhibit B and subject to the terms of this Agreement for less than 12 months prior to the fee calculation date. NFS will not charge Fund/Agent an annual Maintenance Fee for any Fund not participating in the NSCC Fund/SERV networking level 3 if the average assets per Fund exceeds $5 million (as measured by dividing the total market value of all Fund shares subject to this Agreement as of December month-end by the total number of Funds subject to this Agreement).

Upon prior written notice to Fund/Agent, Fidelity may change, amend or waive any fee or the method of payment thereof under this Agreement. Fidelity may issue to Fund/Agent a new or replacement Agreement or Exhibit A. Such change, amendment or waiver shall be effective on the date stated in such notice. The acceptance by Fund/Agent of any order after the date stated in such notice shall represent Fund/Agent’s agreement to pay such fees to Fidelity.

EXHIBIT B

I.                 FUNDS PARTICIPATING IN NO TRANSACTION FEE FUND PROGRAM (Fees as set forth in Exhibit A)

Fund Name	CUSIP	Trading Symbol

1. Pacific Advisors Small Cap Fund (Class A)	694336 405	PASMX

2. Pacific Advisors Multi Cap Fund (Class A)	694336 868	PASMX

3. Pacific Advisors Growth Fund (Class A)	694336 884	PAGTX

4. Pacific Advisors Balanced Fund (Class A)	694336 306	PAABX

5. Pacific Advisors Income & Equity Fund (Class A)	694336 207	PADIX

II.             FUNDS PARTICIPATING IN TRANSACTION FEE FUND PROGRAM (Fees as set forth in Exhibit A, excluding Section 3)

Fund Name	CUSIP	Trading Symbol

1. Pacific Advisors Small Cap Fund (Class A)	694336 405	PASMX

2. Pacific Advisors Multi Cap Fund (Class A)	694336 868	PASMX

3. Pacific Advisors Growth Fund (Class A)	694336 884	PAGTX

4. Pacific Advisors Balanced Fund (Class A)	694336 306	PAABX

5. Pacific Advisors Income & Equity Fund (Class A)	694336 207	PADIX

EXHIBIT C

Agency Trading Agreement

Recitals:

A.                                 Fund/Agent desires that NFS serve as limited agent to accept orders for the purchase, exchange and redemption of Shares by certain employee benefit plans (“Plans”).

B.                                   Fund/Agent must execute this Agency Trading Agreement, by signature, for it to become effective.

C.                                   In consideration of the premises and mutual covenants hereinafter contained, the parties agree as follows.

Agreement

1.             Appointment of NFS As Limited Agent

Fund/Agent hereby appoints NFS as its limited agent for the sole and limited purpose of accepting purchase, exchange or redemption orders for Shares purchased, exchanged or redeemed by the Plans (“Orders”). NFS hereby accepts its appointment on the terms and conditions set forth herein. Notwithstanding anything else in this Agreement, NFS shall not act as agent for Fund/Agent except for the limited purpose of accepting such Orders.

2.             Appointment of Agent

NFS may appoint a third party as its Agent (“NFS’ Agent”) for the purpose of receiving Orders on behalf of NFS. Such Orders received by NFS’ Agent shall be deemed received by NFS, and accordingly by Fund/Agent, simultaneously.

3.             Orders and Acceptance

NFS, as limited agent of Fund/Agent, shall accept on behalf of the Plans, Orders for the purchase, exchange or redemption of Shares of the Funds. If such Orders are received by NFS or NFS’ Agent prior to the close of trading on the New York Stock Exchange (the “Close of Trading”) on a day the New York Stock Exchange is open for business (a “Business Day”) or such other time as designated in writing to NFS by Fund/Agent, they shall be treated as having been received by Fund/Agent on such Business Day (“Trade Date”).

4.             Trade Reporting

Based on Orders accepted by NFS or NFS’ Agent prior to Close of Trading on the prior Business Day, NFS will provide to Fund/Agent either summarized trading instructions for the net purchase or net redemption of Shares of the Funds or detailed trading instructions by 9:00 A.M. Eastern Time, or other mutually agreed upon time, each Business Day following Trade Date (“TD + 1”). NFS will provide summarized and/or detailed trading instructions in accordance with practices of, and agreement with, the National Securities Clearing Corporation’s (“NSCC”) procedures concerning orders of shares to funds or their agents, through the NSCC Defined Contribution Clearance and Settlement System (the “DCC&S” System). NFS will provide both summarized and detailed trading instructions to Fund/Agent on TD+1 via Fund/SERV. Such instructions shall be effected at the public offering price, or such other price as may apply to the transaction, of the Shares of the respective Fund calculated as of the Close of Trading on the Business Day on which the Order was accepted by NFS or NFS’ Agent.

5.             Settlement

Settlement for trades placed through Fund/SERV (either DCC&S or non-DCC&S platforms), will follow the guidelines and operational procedures set forth by the NSCC and the Securities Industry Automation Corporation (“SIAC”).

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth below.

Pacific Global Fund Distributors, Inc.

Fund/Agent

By:	/s/ Barbara A. Kelley
Name:	Barbara A. Kelley
Title:	Treasurer
Date:	4/13/05

National Financial Services LLC
Member NYSE, SIPC

By:	/s/ Timothy Maisonet
Name:	Timothy Maisonet
Title:	Vice President
Date:	5/23/05

EXHIBIT D

Each party has executed and filed the standard agreements required for participation with the National Securities Clearing Corporation (NSCC). Each party agrees to participate in FundSERV, Networking and/or Defined Contribution Clearance and Settlement processing with the other under the terms of the standard agreements.

Fund/Agent must indicate the applicable agreement(s) that Fund/Agent has executed with the NSCC:

☒           FundSERV agreement

☒           Networking agreement

Defined Contribution Clearance and Settlement (DCC&S) agreement

Exhibit E

Custody of Uncertificated Mutual Fund Shares; SEC Rule 15c3-3

National Financial Services LLC (“NFS”), a registered broker-dealer, has been asked to establish mutual fund “street name” accounts in one or more of your funds which accounts will contain the assets of customers of NFS. Each such account will be registered as “Special Custody Account for the Exclusive Benefit of Customers of National Financial Services LLC,” or in a form sufficiently similar to identify the account(s) as containing the assets of customers of NFS.

Under a clarification to SEC Rule 15c3-3, in order for uncertificated mutual fund shares to be considered held in a good control location, broker-dealers are required to obtain a specific acknowledgment from the mutual fund holding these types of accounts.

Accordingly, NFS requests that you confirm that the assets of NFS’ customers held in the “street name” accounts registered as noted above will be held free from any right, charge, security interest, lien or claim against NFS in favor of such mutual fund or its agents. NFS acknowledges that such “street name” accounts are not and will not participate in a letter or statement of intention that the funds may offer.

Please confirm this understanding by signing as indicated below.

CONFIRMED:

Fund/Agent:	Pacific Global Fund Distributors, Inc.

By:	/s/ Barbara A. Kelley
Name:	Barbara A. Kelley
Title:	Treasurer

AMENDMENT TO SERVICES AGREEMENT

WHEREAS, Pacific Global Fund Distributors. Inc. (“Fund/Agent”), Fidelity Brokerage Services, Inc. (UFBSI”) and National Financial Services Corporation (UNFSC”) (together “Fidelity”) are parties to a Services Agreement, dated  4/6/05  (the “Agreement”)

WHEREAS, Fidelity Brokerage Services, Inc. (UFBSI”) and National Financial Services Corporation (UNFSC”) have restructured their organizations as Fidelity Brokerage Services LLC (UFBSU) and National Financial Services LLC (UNFS”), respectively, (together “Fidelity”);

WHEREAS, the Agreement provides the Fund/Agent pay certain fees in consideration of certain administrative and/or recordkeeping services with respect to beneficial owners of shares (“Shareholder(s)”) of such Funds which Fidelity makes available to Shareholders through securities brokerage accounts carried by NFS on behalf of FBS or Correspondents of NFS (“Correspondents”).

WHEREAS, the parties hereto desire to amend the fees paid by Fund/Agent to Fidelity for the services provided under the Agreement;

NOW, THEREFORE, effective as of 12/15/05, the Agreement is

amended as follows:

Exhibit B and all previous Amendments to Exhibit B, entitled “Funds Participating in Services Agreement”, is hereby deleted and replaced in its entirety by the attached new Exhibit B.

IN WITNESS WHEREOF, the parties have duly executed this Amendment.

Pacific Global Fund Distributors, Inc.

Fund/Agent

By:	/s/ Barbara A. Kelley
Name:	Barbara A. Kelley
Title:	Treasurer
Date:	12/15/05

Fidelity Brokerage Services LLC

Member NYSE, SIPC

By:	/s/ Paul Riley
Name:	Paul Riley
Title:	Vice President
Date:	12/20/05

National Financial Services LLC

Member NYSE, SIPC

By:	/s/ Timothy Maisonet
Name:	Timothy Maisonet
Title:	Vice President
Date:	01/09/06

EXHIBIT B

edited 12-15-06

I.                 FUNDS PARTICIPATING IN NO TRANSACTION FEE FUND PROGRAM (Fees as set forth in Exhibit A)

Fund Name	CUSIP	Trading Svmbol

1. Pacific Advisors Small Cap Fund (Class A)	694336 405	PASMX

2. Pacific Advisors Multi Cap Fund (Class A)	694336 868	PASMX

3. Pacific Advisors Growth Fund (Class A)	694336 884	PAGTX

4. Pacific Advisors Balanced Fund (Class A)	694336 306	PAABX

5. Pacific Advisors Income & Equity Fund (Class A)	694336 207	PADIX

6. Pacific Advisors Small Cap Fund (Class C)	694336 801	PGSCX

II.             FUNDS PARTICIPATING IN TRANSACTION FEE FUND PROGRAM (Fees as set forth in Exhibit A, excluding Section 3)

Fund Name	CUSIP	Trading Svmbol

1. Pacific Advisors Small Cap Fund (Class A)	694336 405	PASMX

2. Pacific Advisors Multi Cap Fund (Class A)	694336 868	PASMX

3. Pacific Advisors Growth Fund (Class A)	694336 884	PAGTX

4. Pacific Advisors Balanced Fund (Class A)	694336 306	PAABX

5. Pacific Advisors Income & Equity Fund (Class A)	694336 207	PADIX

6. Pacific Advisors Small Cap Fund (Class C)	694336 801	PGSCX

AMENDMENT TO SERVICES AGREEMENT

WHEREAS, Pacific Global Fund Distributors. Inc.        (“Fund/Agent”), Fidelity Brokerage Services, Inc. (“FBSI”) and National Financial Services Corporation (“NFSC”) (together “Fidelity”) are parties to a Services Agreement, dated  4/6/05  (the “Agreement”)

WHEREAS, Fidelity Brokerage Services, Inc. (“FBSI”) and National Financial Services Corporation (“NFSC”) have restructured their organizations as Fidelity Brokerage Services LLC (“FBS”) and National Financial Services LLC (“NFS”), respectively, (together “Fidelity”);

WHEREAS, the Agreement provides the Fund/Agent pay certain fees in consideration of certain administrative and/or recordkeeping services with respect to beneficial owners of shares (“Shareholder(s)”) of such Funds which Fidelity makes available to Shareholders through securities brokerage accounts carried by NFS on behalf of FBS or Correspondents of NFS (“Correspondents”) .

WHEREAS, the parties hereto desire to amend the fees paid by Fund/Agent to Fidelity for the services provided under the Agreement;

NOW, THEREFORE, effective as of 5/10/06 , the Agreement is amended as follows:

Exhibit B and all previous Amendments to Exhibit B, entitled “Funds Participating in Services Agreement”, is hereby deleted and replaced in its entirety by the attached new Exhibit B.

IN WITNESS WHEREOF, the parties have duly executed this Amendment.

Pacific Global Fund Distributors, Inc.

Fund/Agent

By:	/s/ Barbara A. Kelley
Name:	Barbara A. Kelley
Title:	Treasurer
Date:	5/10/06

Fidelity Brokerage Services LLC

Member NYSE, SIPC

By:	/s/ Paul Riley
Name:	Paul Riley
Title:	Vice President
Date:	5/16/06

National Financial Services LLC

Member NYSE, SIPC

By:	/s/ Timothy Maisonet
Name:	Timothy Maisonet
Title:	Vice President
Date:	5/25/06

EXHIBIT B

edited 05-10-06

I.                 FUNDS PARTICIPATING IN NO TRANSACTION FEE FUND PROGRAM (Fees as set forth in Exhibit A)

Fund Name	CUSIP	Trading Svmbol

1. Pacific Advisors Small Cap Fund (Class A)	694336 405	PASMX

2. Pacific Advisors Multi Cap Fund (Class A)	694336 868	PASMX

3. Pacific Advisors Growth Fund (Class A)	694336 884	PAGTX

4. Pacific Advisors Balanced Fund (Class A)	694336 306	PAABX

5. Pacific Advisors Income & Equity Fund (Class A)	694336 207	PADIX

6. Pacific Advisors Small Cap Fund (Class C)	694336 801	PGSCX

7. Pacific Advisors Gov’t Securities Fund (Class A)	694336 108	PADGX

II.             FUNDS PARTICIPATING IN TRANSACTION FEE FUND PROGRAM (Fees as set forth in Exhibit A, excluding Section 3)

Fund Name	CUSIP	Trading Svmbol

1. Pacific Advisors Small Cap Fund (Class A)	694336 405	PASMX

2. Pacific Advisors Multi Cap Fund (Class A)	694336 868	PASMX

3. Pacific Advisors Growth Fund (Class A)	694336 884	PAGTX

4. Pacific Advisors Balanced Fund (Class A)	694336 306	PAABX

5. Pacific Advisors Income & Equity Fund (Class A)	694336 207	PADIX

6. Pacific Advisors Small Cap Fund (Class C)	694336 801	PGSCX

AMENDMENT TO SERVICES AGREEMENT

WHEREAS, Pacific Global Fund Distributors. Inc. (Fund/Agent”), Fidelity Brokerage Services LLC (“FBS”) and National Financial Services LLC (“NFS”) (together “Fidelity”) are parties to a Services Agreement, dated 04/06/05 (the “Agreement”);

WHEREAS, the Agreement provides for the Fund/Agent to pay certain fees in consideration of certain administrative and/or recordkeeping services with respect to beneficial owners of shares (“Shareholder(s)”) of such Funds which Fidelity makes available to Shareholders through securities brokerage accounts carried by NFS on behalf of FBS or Correspondents of NFS (“Correspondents”), and:

WHEREAS, the parties hereto desire to amend the Agreement and the fees paid by Fund/Agent to Fidelity for the services provided under the Agreement.

NOW, THEREFORE, effective as of 10/3/06, the Agreement is amended as follows:

Fund/Agent represents and warrants that it has reasonable policies and procedures in place to ensure that no formal or informal directed brokerage arrangements will arise and that Fund/Agent uses reasonable criteria in the selection of its selling brokers, and;

Exhibit A and all previous Amendments to Exhibit A, entitled “Fee Schedule”, is hereby deleted and replaced in its entirety by the attached new Exhibit A.

IN WITNESS WHEREOF, the parties have duly executed this Amendment.

Pacific Global Fund Distributors, Inc.

Fund/Agent

By:	/s/ Barbara A. Kelley
Name:	Barbara A. Kelley
Title:	Treasurer
Date:	10/03/06

Fidelity Brokerage Services LLC

Member NYSE, SIPC

By:	/s/ Paul Riley
Name:	Paul Riley
Title:	Vice President
Date:	10/23/06

National Financial Services LLC

Member NYSE, SIPC

By:	/s/ Timothy Maisonet
Name:	Timothy Maisonet
Title:	Vice President
Date:	11/7/06

EXHIBIT A

FEE SCHEDULE

Part I

1.             Start Up Fee:         $15,000.00

2.	CUSIP Addition Fee:	$6,000.00 per CUSIP not already available on Fidelity’s computer system as of the execution date of this Exhibit A, which are added to the transaction fee program.

$0.00 per CUSIP not already available on Fidelity’s computer system as of the execution date of this Exhibit A which are added to the No Transaction Fee program.

3.             Asset Based Fee:

(a) For the services provided by Fidelity hereunder, Fund/Agent shall pay to NFS a fee with respect to each Fund, calculated daily and paid monthly in arrears, equal to 0.35 percent per annum of the daily market value of the total number of shares of such Fund held in accounts at NFS (determined by multiplying the number of such shares times the publicly-reported net asset value of each share), excluding the value of (i) shares held in a brokerage account prior to the effective date of the Agreement as to the Fund issuing such shares (“Pre-Participating Assets”), and (ii) shares first placed or purchased in a brokerage account after the termination of the Agreement as to the Fund/Agent issuing such shares. The total number of shares of all Funds with respect to which a fee will be due to Fidelity hereunder shall be referred to in this Exhibit A as “Participating Assets”.

(b) Subsequent to each month-end, NFS shall send to Fund/Agent a statement of the market value of shares of the Fund for which the fee is calculated for the preceding month, together with a statement of the amount of such fee. In the calculation of such fee, NFS’ records shall govern unless Fund/Agent can demonstrate that the number of shares or Fund price(s) used in such calculation is inaccurate.

(c) Fund/Agent shall pay to NFS such fee within 30 days after Fund/Agent’s receipt of such statement. Such payment shall be by wire transfer or other form acceptable to NFS and shall be separate from payments related to redemption proceeds and distributions.

4.             Maintenance Fees:

(a)           Networking Fees:

For each Fund which participates in the NSCC Fund/SERV networking level 3 system, Fund/Agent shall pay to NFS:

(i)            an annual networking per position maintenance fee (“Networking Per Position Fee”) subject to the tiered structure below for each separate Fund position held in any customer account of Fidelity or Correspondent, which fee shall be calculated and payable in quarterly installments in arrears per Fund position.

Position Levels*	Per Position Fee (annual)
500,000 +	$10.00 ($2.50 quarterly	)
250,000 - 500,000	$11.00 ($2.75 quarterly	)
0 - 250,000	$12.00 ($3.00 quarterly	)

*Position levels include all eligible NTF and transaction fee positions

Each separate Fund position that is considered in the calculation of the 0.35 percent per annum Asset Based Fee paid to NFS is not subject to the Networking Per Position Fee; and

(ii)           effective July 1,2007, a $500.00 monthly minimum maintenance fee (“Monthly Minimum Fee”) per Fund, calculated and payable in quarterly installments in arrears. NFS will not charge Fund/Agent the $500.00 Monthly Minimum Fee for any Fund if the average assets per Fund exceeds $3.5 million (as measured by dividing the total market value of all Fund shares subject to this Agreement as of the current month-end by the total number of Funds subject to this Agreement). The Monthly Minimum Fee will be reduced by the amount of Asset Based Fees or Per Position Fees that are generated during the same period.

- or-

(b)           Effective July 1, 2007 - Omnibus Fees for Transaction Fee Funds

(i)            For each Transaction Fee Fund which does not participate in the NSCC Fund/SERV networking level 3 system, Fund/Agent shall pay to NFS an annual Transaction Fee Fund per position maintenance fee (“TF Per Position Fee”) subject to the tiered structure below for each separate Fund position held in any customer account of Fidelity or Correspondent, which fee shall be calculated and payable in quarterly installments in arrears per Fund position, and

Position Levels	Per Position Fee (annual)

500,000 +	$14.00 ($3.50 quarterly	)
250,000 - 500,000	$15.00 ($3.75 quarterly	)
0 - 250,000	$16.00 ($4.00 quarterly	)

*Position levels include all eligible transaction fee positions

(ii)           a $500.00 monthly minimum maintenance fee (“Monthly Minimum Fee”) per Fund, calculated and payable in quarterly installments in arrears. NFS will not charge Fund/Agent the $500.00 Monthly Minimum Fee for any Fund if the average assets per Fund exceeds $3.5 million (as measured by dividing the total market value of all Fund shares subject to this Agreement as of the current month-end by the total number of Funds subject to this Agreement). The Monthly Minimum Fee will be reduced by the amount of Per Position Fees that are generated during the same period.

- or -

(c)           Effective July 1, 2007 - Omnibus Fees for No Transaction Fee Funds

Each No Transaction Fee Fund which does not participate in the NSCC Fund/SERV networking level 3 system will be subject to a per Fund monthly minimum maintenance fee (“NTF Monthly Minimum Fee”) of $1,000.00. NFS will not charge Fund/Agent the $1,000.00 NTF Monthly Minimum Fee for any Fund if the average assets per Fund exceeds $3.5 million (as measured by dividing the total market value of all Fund shares subject to this Agreement as of the current month-end by the total number of Funds subject to this Agreement). The NTF Monthly Minimum Fee will be reduced by the amount of the Asset Based Fee generated during the same period.

Part II

Upon prior written notice to Fund/Agent, Fidelity may change, amend or waive any fee or the method of payment thereof under this Agreement. Fidelity may issue to Fund/Agent a new or replacement Exhibit A. Such change, amendment or waiver shall be effective on the date stated in such notice. The acceptance by Fund/Agent of any order after the date stated in such notice shall represent Fund/Agent’s agreement to pay such fees to Fidelity.

All fees in Part I of this Exhibit A are due thirty (30) days upon receipt of invoice. If Fund/Agent fails to remit such fees within 30 days, Fund/Agent will be subject to a monthly 1.0% late charge on aggregate outstanding balances.